Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Amendment No. 4 to the Form S-1 of our report dated June 26, 2024 with respect to the audited consolidated financial statements of Synergy CHC Corp. (the “Company”) as of and for the years ended December 31, 2023 and 2022.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

New York, NY

September 9, 2024